UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

TERRA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02          TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the consummation of the Offer (as defined below), on April 5, 2010, Terra Industries Inc. (“Terra”) terminated the Amended and Restated Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Terra Capital, Inc., Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), Terra, Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders and issuers and Citicorp USA, Inc., as administrative agent and collateral agent for the Secured Parties (as defined in the Credit Agreement). The Credit Agreement provided for a borrowing availability of $200.0 million. Borrowing availability was generally based on 100 percent of eligible cash balances, 85 percent of eligible accounts receivable, approximately 60 percent of eligible finished goods inventory and was reduced by outstanding letters of credit. No early termination penalties were incurred by Terra as a result of the termination.

ITEM 5.01          CHANGES IN CONTROL OF REGISTRANT

As previously disclosed in the Current Report on Form 8-K filed by Terra on March 12, 2010, on March 12, 2010, Terra entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among CF Industries Holdings, Inc. (“CF”), Composite Merger Corporation, an indirect, wholly owned subsidiary of CF (“CF Sub”), and Terra, pursuant to which CF Sub offered to exchange each outstanding common share of Terra, without par value (the “Terra Common Shares”), for the “Per Share Consideration”, which is equal to (i) $37.15 in cash, less any applicable withholding taxes and without interest, and (ii) 0.0953 of a share of common stock, par value $0.01 per share, of CF (together with the associated preferred stock purchase rights) (the “CF Common Stock”), upon the terms and subject to the conditions set forth in (a) the Prospectus/Offer to Exchange, dated April 2, 2010 (the “Exchange Offer”), and (b) the related Letter of Transmittal (which, together with the Exchange Offer and any amendments or supplements thereto from time to time, constitute the “Offer”).

On April 5, 2010, CF announced that the Offer expired at 12:00 midnight, New York City time, on April 2, 2010, as scheduled.  The depositary for the Offer has advised that, as of the expiration time, 85,757,343 Terra Common Shares (including shares subject to guarantees of delivery) were validly tendered and not withdrawn, representing approximately 85.6% of the outstanding Terra Common Shares.  All such Terra Common Shares were accepted for payment (the “Accepted Shares”) by CF Sub on April 5, 2010.

CF paid an aggregate amount of approximately $3.2 billion in cash and issued an aggregate of 8,172,674 shares of CF Common Stock in exchange for the Accepted Shares. To finance the cash portion of the consideration paid for the Accepted Shares, CF entered into: (1) a $2.3 billion senior Credit Agreement, dated as of April 5, 2010, with the lenders party thereto, Morgan Stanley Senior Funding, Inc. (“MSSF”), as agent for such lenders and as collateral agent, MSSF and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Book Runners, and Morgan Stanley MUFG Loan Partners, LLC, as Global Coordinator, which provides for multiple-draw term loans of up to $2.0 billion and for a revolving credit facility of up to $300.0 million on the April 5, 2010; and (2) a $1.75 billion senior Bridge Loan Agreement, dated as of April 5, 2010, with the lenders party thereto, MSSF, as agent for such lenders and as collateral agent, and MSSF as Lead Arranger and Book Runner, which provides for multiple-draw bridge loans of up to $1.75 billion.

For information regarding changes with respect to the directors and officers of Terra, please see Item 5.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 5, 2010, effective upon the payment by CF Sub for Terra Common Shares pursuant to and subject to the conditions of the Offer, the following members of Terra’s Board of Directors (the “Board”) resigned:  Michael L. Bennett, David E. Fisher, Martha O. Hesse, James R. Kroner, John N. Lilly, Dennis McGlone, David A. Wilson and Irving B. Yoskowitz. On the same date, pursuant to the Merger Agreement, the Board filled the vacancies created by such resignations by appointing Anthony J. Nocchiero, Bert A. Frost and Lynn F. White as Class I directors, whose term shall continue until Terra’s 2011 Annual Meeting and until their successors are elected and qualify; Stephen R. Wilson, Douglas C. Barnard and Phillip P. Koch as Class II directors, whose term shall continue until Terra’s 2012 Annual Meeting and until their successors are elected and qualify; and Wendy S. Jablow Spertus and W. Anthony Will as Class III directors, whose term shall continue until Terra’s 2010 Annual Meeting and until their successors are elected and qualify.

On April 5, 2010, Michael L. Bennett resigned as President and Chief Executive Officer of Terra; Daniel D. Greenwell resigned as Senior Vice President and Chief Financial Officer of Terra; John W. Huey resigned as Vice President, General Counsel and Corporate Secretary of Terra; Earl B. Smith resigned as Vice President, Business Development of Terra; and Douglas M. Stone resigned as Senior Vice President, Sales and Marketing of Terra. Also, on April 5, 2010, each of the following individuals was elected as an officer of Terra as set forth across from their names below:

Stephen R. Wilson	President
Anthony J. Nocchiero	Vice President
Richard A. Hoker	Vice President

Mr. Wilson, 61, has been a member of CF’s board since April 2005 and chairman of the board of CF since July 2005. Mr. Wilson has served as CF’s president and chief executive officer since October 2003. Mr. Wilson joined CF in 1991 as senior vice president and chief financial officer, following a lengthy career with Inland Steel Industries, Inc. Mr. Wilson is also a director of Ameren Corporation.

Mr. Nocchiero, 59, joined CF in April 2007 as senior vice president and chief financial officer. Before joining CF, Mr. Nocchiero was chief financial officer and vice president, finance, of Merisant Worldwide, Inc., a position he held from July 2005 to March 2007. From January 2002 to July 2005, Mr. Nocchiero was self-employed as an advisor and private consultant. From January 1999 to December 2001, Mr. Nocchiero served as vice president and chief financial officer of BP Chemicals, the global petrochemical business of BP p.l.c. Prior to that, he spent twenty-four years with Amoco Corporation, including service as Amoco’s vice president and controller from April 1998 to January 1999. Mr. Nocchiero holds a B.S. degree in chemical engineering from Washington University and an M.B.A. degree from the Kellogg Graduate School of Management at Northwestern University.

Mr. Hoker, 45, has served as CF’s vice president and corporate controller since November 2007. Before joining CF, Mr. Hoker spent over 11 years with Sara Lee Corporation, where he served most recently as vice president and controller from January 2007 to November 2007 and principal accounting officer from July 2007 to November 2007. Prior to being named controller, Mr. Hoker held other financial management positions of increasing responsibility at Sara Lee. Prior to joining Sara Lee, Mr. Hoker was a member of the financial advisory services consulting group at Coopers & Lybrand LLP in Chicago (now PricewaterhouseCoopers) and previously led teams in the firm’s audit practice. Mr.

Hoker holds a B.S. degree in accounting from DePaul University and an M.B.A. degree in finance and accounting from the University of Chicago. He is also a certified public accountant.

None of CF’s designated officers described above has entered into any new employment agreement or arrangement with Terra.

Prior to the actions taken on April 5, 2010, none of CF’s designated officers was a director of, or held any position with, Terra.  CF and CF Sub have advised Terra that none of CF’s designated officers or any of his or her affiliates (i) has a familial relationship with any directors or executive officers of Terra, or (ii) has been in any transactions with Terra or any of its directors, officers or affiliates which are required to be disclosed pursuant to the rules and regulations of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.

By:	/s/ Douglas C. Barnard
Name:	Douglas C. Barnard
Title:	Vice President and Secretary

Date: April 7, 2010